SERVICER'S CERTIFICATE
   CHEVY CHASE AUTO RECEIVABLES TRUST 2001-1

   4.87125% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-1
   4.77% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-2
   5.02% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-3
   5.41% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS A-4
   6.01% AUTO RECEIVABLES BACKED CERTIFICATES, CLASS B


   Payment Date:         August 15, 2001
   Collection Period:    July, 2001
   Record Date:          August 14, 2001

   Under the Sale and Servicing Agreement, dated as of March 1, 2001, am Chevy Chase Bank, F.S.B. (as "Seller" and "Servicer"), Chevy Chase Au Receivables Trust 2001-1 (the "Trust") and U.S. Bank National Associa as indenture trustee, the Servicer is required to prepare certain inf each month regarding current distributions to Noteholders and the per of the Trust during the previous month. The information which is req prepared with respect to the Payment Date and Collection Period liste above is set forth below. Certain of the information is presented on basis of an original principal amount of $1,000 per Note, and certain information is presented based upon the aggregate amounts for the Tru as a whole.

   A. Information Regarding the Current Monthly Distribution.

   1. Class A-1 Notes

   (a) The aggregate amount of the distribution
        to Class A-1 Noteholders on the Payment Date    $ 13,081,381.21

   (b) The amount of the distribution set forth
         in paragraph (a) above allocable to principal,
        including any overdue principal                 $ 12,954,487.07

   (c) The amount of the distribution
        set forth in paragraph (a) above allocable
        to interest, including any overdue interest     $    126,894.14

   (d) The amount of the distribution set forth
        in paragraph (a) above, per Class A-1 Note
        in a principal amount of $1,000                 $   153.8986025

   (e) The amount of the distribution set forth
        in paragraph (b) above, per Class A-1 Note
        in a principal amount of $1,000                 $   152.4057302

   (f) The amount of the distribution set forth
        in paragraph (c) above, per Class A-1 Note
        in a principal amount of $1,000                 $     1.4928722

   2. Class A-2 Notes

   (a) The aggregate amount of the distribution
        to Class A-2 Noteholders on the Payment Date    $    377,625.00

   (b) The amount of the distribution set forth
        in paragraph (a) above allocable to principal,
        including any overdue principal                 $          0.00

   (c) The amount of the distribution set forth
        in paragraph (a) above allocable to interest,
        including any overdue interest                  $    377,625.00

   (d) The amount of the distribution set forth
        in paragraph (a) above, per Class A-2 Note
        in a principal amount of $1,000                 $     3.9750000

   (e) The amount of the distribution set forth
        in paragraph (b) above, per Class A-2 Note
        in a principal amount of $1,000                 $     0.0000000

   (f) The amount of the distribution set forth
        in paragraph (c) above, per Class A-2 Note
        in a principal amount of $1,000                 $     3.9750000

   3. Class A-3 Notes

   (a) The aggregate amount of the distribution
        to Class A-3 Noteholders on the Payment Date    $    522,916.67

   (b) The amount of the distribution set forth
        in paragraph (a) above allocable to principal,
        including any overdue principal                 $          0.00

   (c) The amount of the distribution set forth
        in paragraph (a) above allocable to interest,
        including any overdue interest                  $    522,916.67

   (d) The amount of the distribution set forth
        in paragraph (a) above, per Class A-3 Note
        in a principal amount of $1,000                 $     4.1833334

   (e) The amount of the distribution set forth
        in paragraph (b) above, per Class A-3 Note
        in a principal amount of $1,000                 $     0.0000000

   (f) The amount of the distribution set forth in paragraph
        (c) above, per Class A-3 Note
        in a principal amount of $1,000                 $     4.1833334

   4. Class A-4 Notes

   (a) The aggregate amount of the distribution
        to Class A-4 Noteholders on the Payment Date    $    380,954.17

   (b) The amount of the distribution set forth
        in paragraph (a) above allocable to principal,
        including any overdue principal                 $          0.00

   (c) The amount of the distribution set forth
        in paragraph (a) above allocable to interest,
        including any overdue interest                  $    380,954.17

   (d) The amount of the distribution set forth
        in paragraph (a) above, per Class A-4 Note
        in a principal amount of $1,000                 $     4.5083334

   (e) The amount of the distribution set forth
        in paragraph (b) above, per Class A-4 Note
        in a principal amount of $1,000                 $     0.0000000

   (f) The amount of the distribution set forth
        in paragraph (c) above, per Class A-4 Note
        in a principal amount of $1,000                 $     4.5083334

   5. Class B Notes

   (a) The aggregate amount of the distribution
        to Class B Noteholders on the Payment Date      $     60,245.24

   (b) The amount of the distribution set forth
        in paragraph (a) above allocable to principal,
        including any overdue principal                 $          0.00

   (c) The amount of the distribution set forth
        in paragraph (a) above allocable to interest,
        including any overdue interest                  $     60,245.24

   (d) The amount of the distribution set forth
        in paragraph (a) above, per Class B Note
        in a principal amount of $1,000                 $     5.0083332

   (e) The amount of the distribution set forth
        in paragraph (b) above, per Class B Note
        in a principal amount of $1,000                 $     0.0000000


   (f) The amount of the distribution set forth
        in paragraph (c) above, per Class B Note
        in a principal amount of $1,000                 $     5.0083332

   6. Note Principal Balances

   (a) The Class A-1 Note Principal Balance as of such
        Payment Date (after giving effect to
        any distribution on such Payment Date)          $ 18,305,038.98


   (b) The Class A-2 Note Principal Balance as of such
        Payment Date (after giving effect to any
        distribution on such Payment Date)              $ 95,000,000.00

   (c) The Class A-3 Note Principal Balance as of such
        Payment Date (after giving effect to any
        distribution on such Payment Date)              $125,000,000.00


   (d) The Class A-4 Note Principal Balance as of such
        Payment Date (after giving effect to any
        distribution on such Payment Date)              $ 84,500,000.00

   (e) The Class B Note Principal Balance as of such
        Payment Date (after giving effect to any
        distribution on such Payment Date)              $ 12,029,000.00

   7. Reserve Account

   (a) Reserve Account Withdrawal Amount                $          0.00

   (b) The balance of the Reserve Account, after giving
        effect to distributions and deposits on such
        Payment Date and the change in the balances
        from that of the prior Payment Date             $  3,011,469.00

   8. Monthly Fees

   (a) Monthly Indenture Trustee's Fee                  $        405.75

   (b) Monthly Servicing Fee                            $    292,431.77

   (c) Monthly Owner Trustee's Fee                      $        333.33

   (d) Aggregate of all Purchase Amounts received
        on the related Determination Date               $          0.00

   (e) Aggregate amount received with respect to
        Defaulted Receivables, including Liquidation
        Proceeds, during the related Collection Period  $     14,987.54

   9. Delinquencies Pool Balance and net losses.

   (a) The aggregate Principal Balance of all Receivables
        which were delinquent (1) 30 - 89 days
        or (2) 90 days or more as of the last day of   1.  7,246,231.60
        the related Collection Period.                 2.  1,726,435.47

   (b) The Pool Balance as of the end of the related
        Collection Period                               $337,732,895.65

   (c) The Pool Factor as of the end of the related
        Collection Period                               $     0.8411171

   (d) The Note Principal Balance for each Class of Notes
        (after giving effect to any distribution in respect
        of principal on such Payment Dat            A-1 $ 18,305,038.98
                                                    A-2 $ 95,000,000.00
                                                    A-3 $125,000,000.00
                                                    A-4 $ 84,500,000.00
                                                      B $ 12,029,000.00
                                                  TOTAL $334,834,038.98

   (e) The Note Factor for each Class of Notes on
        such Payment Date.                          A-1       0.2153534
                                                    A-2       1.0000000
                                                    A-3       1.0000000
                                                    A-4       1.0000000
                                                      B       1.0000000

   (f) The aggregate net losses on the
        Receivables for the related Collection
        Period                                          $    301,681.72


        Weighted average annual percentage rate (1)               11.21%

        Weighted average remaining term to maturity (1)           52.51


        (1) Weighted by current balance.






                         CHEVY CHASE BANK, F.S.B.
                         Auto Trust 2001-1  Servicer


                         Tom Uglietta
                         Vice President